EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of China Nuvo Solar Energy, Inc. (the "Company") on Form 10-QSB for the period ended October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Henry Fong, Principal Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

/s/ Henry Fong
Henry Fong
Principal Executive Officer
December 17, 2007

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY AND WILL BE RETAINED BY CHINA NUVO SOLAR ENERGY, INC. AND SUBSIDIARY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.